UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CONGOLEUM CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

C O N G O L E U M  C O R P O R A T I O N

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held at 1:00 p.m., Tuesday, May 12, 2009.

As part of our efforts to cut unnecessary expenses and conserve the environment, Congoleum Corporation has elected to provide Internet access to the Proxy Statement and Annual Report rather than mailing paper reports.  This reduces postage and printing expenses and paper waste.  The Proxy Statement and Annual Report are available at:

www.congoleum.info

The Annual Meeting of the Stockholders of Congoleum Corporation will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, 38th Floor,  New York, NY on Tuesday, May 12, 2009 at 1:00 p.m. local time, for the following purposes:

1.	Election of Class A Directors
2.	Other matters as may be put forth at the meeting.

The Board of Directors of Congoleum Corporation recommends voting for the above proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote by mail or in person.  In order to vote by mail, simply cast your vote on the enclosed Proxy Card, sign and return it in the accompanying Business Reply envelope.  If you wish to vote in person at the Annual Meeting, simply check the box on the Proxy Card indicating that you plan to attend the Annual Meeting.  We ask that you cast your vote promptly.  Thank you for your continued support!

If you want to receive a paper copy of these documents, you can request one at anytime.  There is no charge to you for requesting a copy.  Please make your request for a copy of these reports by Friday, May 1, 2009, to ensure delivery before the Shareholder Meeting.

►	By Telephone: 1-800-234-8811
or
►	By Internet: www.congoleum.info.
or
►	By E-Mail: proxy@congoleum.com with your name and address.

3500 Quakerbridge Road • Post Office Box 3127 • Mercerville, New Jersey 08619 • (609) 584-3000

C O N G O L E U M  C O R P O R A T I O N

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held at 1:00 p.m., Tuesday, May 12, 2009.

NAME
ADDRESS
CITY, STATE & ZIP CODE

As part of our efforts to cut unnecessary expenses and conserve the environment, Congoleum Corporation has elected to provide Internet access to the Proxy Statement and Annual Report rather than mailing paper reports.  This reduces postage and printing expenses and paper waste.  The Proxy Statement and Annual Report are available at:

www.congoleum.info

The Annual Meeting of the Stockholders of Congoleum Corporation will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, 38th Floor, New York, NY on Tuesday, May 12, 2009 at 1:00 p.m. local time, for the following purposes:

1.	Election of Class A Directors
2.	Other matters as may be put forth at the meeting.

The Board of Directors of Congoleum Corporation recommends voting for the above proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shortly, you will receive a Proxy Card that will reflect the proposals to be voted on at the Annual Meeting.  You may vote by mail or in person.  In order to vote by mail, simply cast your vote on the Proxy Card, sign and return it in the accompanying Business Reply envelope.  If you wish to vote in person at the Annual Meeting, simply check the box on the Proxy Card indicating that you plan to attend the Annual Meeting.  We ask that you cast your vote promptly.  Thank you for your continued support!

If you want to receive a paper copy of these documents, you can request one at anytime.  There is no charge to you for requesting a copy.  Please make your request for a copy of these reports by Friday, May 1, 2009, to ensure delivery before the Shareholder Meeting.

►	By Telephone: 1-800-234-8811
►	By Internet: www.congoleum.info.
►	By E-Mail: proxy@congoleum.com with your name and address.

3500 Quakerbridge Road • Post Office Box 3127 • Mercerville, New Jersey 08619 • (609) 584-3000